PLAN OF MERGER


     THIS  PLAN  OF  MERGER  ("Plan")  dated  as of May  24,  1996,  between  DK
ACQUISITION CORP., a Colorado corporation ("Newco"), and GDC Holdings Corporation, a Louisiana corporation ("GDC Holdings"). Newco and GDC Holdings are hereinafter collectively referred to as the "Constituent Corporations."


                              W I T N E S S E T H:

     WHEREAS, Newco is a corporation duly organized and existing under the laws of the State of Colorado, having filed its Articles of Incorporation in the office of the Secretary of State of Colorado on April 17, 1996, and having total authorized capital stock ("Newco Stock") of 2,000 shares, divided into 1,500 shares of common stock with a par value of $0.001 per share of which 1,000 shares are issued and outstanding and held by DK Industries, Inc., a Colorado corporation ("DK"), and 500 shares of preferred stock with a par value of $1.00 per share of which no shares have been issued; and

     WHEREAS, GDC Holdings is a corporation duly organized and existing under the laws of the State of Louisiana, having an authorized capital stock of 10,000,000 shares of common stock, no par value ("GDC Holdings Common"), of which 1,773,720 shares are issued and outstanding; and

     WHEREAS, the respective Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations and their shareholders that Newco be merged with and into GDC Holdings, which shall be the surviving corporation, as authorized by the statutes of the States of Colorado and Louisiana pursuant to the terms and conditions hereinafter set forth, and each such Board has duly approved this Plan;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms of the merger (the "Merger") provided by this Plan, the mode of carrying the same into effect and such other details and provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval or adoption of this Plan by the requisite vote of the shareholders of each Constituent Corporation, and subject to the conditions hereinafter set forth, as follows:

                                    ARTICLE I

                                   THE MERGER

     SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Colorado Business Corporation Act ("Colorado Law") and the Louisiana Business Corporation Law ("Louisiana Law"), at the Effective Time (as defined in Section 1.02), Newco shall be merged with and into GDC Holdings. As a result of the Merger, the separate corporate existence of Newco shall cease and GDC Holdings shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The name of the Surviving Corporation shall remain GDC Holdings Corporation.

     SECTION 1.02. Effective Time. As promptly as practicable after the approval hereof by the shareholders of each Constituent Corporation and the execution and delivery of this Agreement by each of the parties hereto, the parties hereto shall cause the Merger to be consummated by filing of articles of merger and a certificate of merger (the "Articles of Merger" and the "Certificate of Merger," respectively) with the respective Secretaries of State of the States of Colorado and Louisiana, in such form as required by, and executed in accordance with the relevant provisions of, Colorado Law and Louisiana Law (the date and time of the latter of such filings being the "Effective Time").

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     SECTION 1.03.  Effect of the Merger.  At the Effective  Time, the effect of the Merger shall be as provided in the applicable provisions of Colorado Law and Louisiana Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Newco and GDC Holdings shall vest in the Surviving Corporation, and all debts, liabilities and duties of Newco and GDC Holdings shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.04. Articles of Incorporation; By-Laws. At the Effective Time, the Articles of Incorporation and the By-laws of GDC Holdings, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the By-Laws of the Surviving Corporation.


     SECTION 1.05. Directors and Officers. The directors of GDC Holdings immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of GDC Holdings immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 2.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Newco, GDC Holdings or the holders of any of the following securities:


                  (a) Each share of GDC Holdings Common issued and outstanding immediately prior to the Effective Time, excluding (i) any treasury shares held by GDC Holdings, (ii) shares held by DK and (iii) Dissenting Shares (as defined in Section 2.04), if any, shall be converted into the right to receive one share ( the "Common Stock Exchange Ratio") of fully paid, nonassessable shares of common stock, par value $0.02 per share, of DK ("DK Common Stock"). Each option, warrant or right evidencing the right to acquire one share of GDC Holdings Common issued and outstanding immediately prior to the Effective Time shall be converted into the right to acquire one share of DK Common Stock upon the same terms and conditions as the terms and conditions of the GDC Holdings option, warrant or right. Each share of Newco common stock outstanding immediately prior to the Effective Time shall be converted on a one for one basis into the same number of shares of GDC Holdings Common.

     (b) Except for the shares of GDC Holdings Common to be issued for the outstanding shares of Newco in accordance with the last sentence of the preceding paragraph, all shares of GDC Holdings Common shall cease be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such GDC Holdings Common shall thereafter represent the right to receive the Merger Consideration (as defined in Section 2.02(b) below). The holders of such certificates previously evidencing such shares of GDC Holdings Common outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of GDC Holdings Common, except as otherwise provided herein or by law. Such certificates previously evidencing shares of GDC Holdings Common shall be exchanged for certificates evidencing shares of DK Common Stock issued in consideration therefor in accordance with the allocation procedures of this
Section 2.01 and upon the surrender of such certificates in accordance with the provisions of Section 2.02.

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     (c) Each share of GDC Holdings  Common held in the treasury of GDC Holdings and each share of GDC Holdings Common owned by DK or any direct or indirect wholly owned subsidiary of DK or of GDC Holdings immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

     SECTION 2.02. Exchange of Certificates. (a) As of the date hereof, Newco has deposited, or caused to be deposited, with Corporate Stock Transfer (the "Exchange Agent"), for the benefit of the holders of shares of GDC Holdings Common in accordance with this Article II certificates evidencing such number of shares of DK Common Stock equal to the Common Stock Exchange Ratio multiplied by the number of shares of GDC Holdings Common outstanding at the Effective Time. In addition, Newco has deposited, or caused to be deposited, with the Exchange Agent, for the benefit of the holders of options, warrants, or rights to acquire GDC Holdings Stock such options, warrants or rights to acquire DK Common Stock as are to be issued to the holders of options, warrants or rights to acquire GDC Holdings Common in accordance with this Article II. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the DK Stock to the holders of GDC Holdings Stock and deliver the DK options, warrants or rights to the holders of GDC Holdings options, warrants or rights.

     (b) As soon as reasonably practicable after the Effective Time, GDC Holdings will instruct the Exchange Agent to mail to each holder of record of GDC Holdings Stock (other than Dissenting Shares) (such stock certificates being the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as GDC Holdings may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of DK Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor certificates evidencing that number of shares of DK Common Stock which such holder has the right to receive in respect of the shares of GDC Holdings Common (such DK Common Stock being the "Merger Consideration") and the Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of GDC Holdings Common which transfer is not registered in the transfer records of GDC Holdings, a certificate evidencing the proper number of shares of DK Common Stock may be issued in accordance with this Article II to a transferee if the Certificate evidencing such GDC Holdings Common is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated in this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive, upon such surrender, the Merger Consideration.

     (c) All DK Common Stock issued upon conversion of GDC Holdings Common in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such GDC Holdings Common.

     SECTION 2.03. Stock Transfer Books. At the Effective Time, the stock transfer books of GDC Holdings shall be closed and there shall be no further registration of transfers of shares of GDC Holdings Stock thereafter on the records of GDC Holdings, except for the issuance of GDC Holdings Common for Newco shares of common stock. On or after the Effective Time, any Certificates presented to the Exchange Agent for any reason shall be converted into the Merger Consideration, except for the shares of GDC Holdings Common issued for Newco shares of common stock.

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

     SECTION 2.04. Dissenting Shares. If required under Louisiana Law, notwithstanding any other provisions of this Agreement to the contrary, shares of GDC Holdings Common that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing an appraisal for such shares in accordance with Sections 12:130-131 of the Louisiana Business Corporation Law (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such shares of GDC Holdings Common held by them in accordance with the provisions of such sections of Louisiana Law, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of GDC Holdings Common under such sections of Louisiana Law shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive shares of DK Common Stock, upon surrender, in the manner provided in Section 2.02, of the certificate or certificates that formerly evidenced such shares of GDC Holdings Common.

                                   ARTICLE III

                            Miscellaneous Provisions

          (a) For the convenience of the parties, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument.

          (b) It is the intention of the parties that the internal laws, and not the laws of conflicts, of the State of Colorado shall govern the enforceability and validity of this Plan, the construction of its terms and the interpretation of the rights and duties of the parties; provided, however, that with respect to matters of law concerning the internal affairs of any entity that is a party to or the subject of this Plan the law of the jurisdiction of organization of such entity shall govern.

          (c) This Plan may not be altered or amended except pursuant to an instrument in writing signed on behalf of the parties hereto.

     IN WITNESS WHEREOF, GDC Holdings has caused this Plan to be signed by its President and attested by its Secretary and its corporate seal to be affixed hereto pursuant to authorization contained in a resolution adopted by its Board of Directors approving this Plan, and Newco has caused this Plan to be signed by its President and attested by its Secretary and its corporate seal to be affixed hereto pursuant to authorization contained in a resolution adopted by its Board of Directors approving this Plan, all on the date first above written.

                           [Signature page to follow]


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


                                          GDC Holdings Corporation.
ATTEST:


By                                        By
  ---------------------------------           ----------------------------------
                        , Secretary                                 , President



ATTEST:                                   DK ACQUISITION CORP.


By                                        By
  ---------------------------------           ----------------------------------

                        , Secretary       Print:
                                                 -------------------------------

                                          Title:
                                                 -------------------------------




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